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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 8, 2004

ACUSPHERE, INC. (Exact Name of Registrant as Specified in Its Charter)
Delaware (State or Other Jurisdiction of Incorporation)
000-50405 (Commission File Number)	04-3208947 (IRS Employer Identification No.)
500 Arsenal Street, Watertown, Massachusetts (Address of Principal Executive Offices)	02472 (Zip Code)
(617) 648-8800 (Registrant's Telephone Number, Including Area Code)
Not applicable (Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        (d)   On September 9, 2004, Acusphere, Inc. (the "Company") issued a press release announcing that Sandra L. Fenwick, the Chief Operating Officer of Children's Hospital in Boston, Massachusetts, has been appointed to the Company's Board of Directors. Ms. Fenwick was appointed to the Board of Directors effective September 8, 2004, and will serve as a Class I director and hold office until the annual meeting of stockholders to be held in the year 2007 and until her successor has been elected and qualified, or until her earlier resignation or removal. Ms. Fenwick will also serve on the Company's Audit Committee, replacing Frank Baldino on that committee. The press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

        The following exhibit is furnished as part of this report, where indicated:

        (c)   Exhibits.

Exhibit No.	Description
99.1	Press release dated September 9, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACUSPHERE, INC.
Dated: September 10, 2004	By:	/s/ JOHN F. THERO
		Name:	John F. Thero
		Title:	Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated September 9, 2004, of Acusphere, Inc.

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  Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
  Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX